LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

The undersigned, as an officer of SolarCity Corporation (the Company), hereby constitutes and appoints Lyndon R. Rive and Seth R. Weissman, and each of them,

the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Form ID, Forms 144, Forms 3, 4 and 5, Schedules 13 and such other forms as such attorney shall in his discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933

(as amended), Section 16 of the Securities Exchange Act of 1934 (as amended)

and the rules and regulations promulgated thereunder, and such other laws and regulations as may require the undersigned to report his/her beneficial ownership of securities of the Company, or any successor laws and regulations,

as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate.  The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID, Forms 144, Forms 3, 4 and 5,

and Schedules 13 with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed at San Mateo, California, as of the date set forth below.

/s/ J. Radford Small

JAMES RADFORD SMALL

Dated: October 5, 2016

WITNESS:

/s/ Matt Tolland

Signature

Matt Tolland

Type or Print Name

Dated: October 5, 2016